UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAG MAGNA CORP

(Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation or organization)

2810

(Primary Standard Industrial Classification Code Number)

98162-6237

(I.R.S. Employer Identification Number)

Oleg Bilinski

Chief Executive Officer

325 W Washington St

Ste 2877

San Diego, CA 92103

Phone number +16204692043

Email address office@magmagna.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.

30 N Gould St STE R

Sheridan, WY 82801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large,accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,000,000	$0.025	$100,000	$15.00

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be amended or completed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed. We require minimum funding of approximately $25,000 to conduct our proposed operations for a period of one year.

PRELIMINARY PROSPECTUS

MAG MAGNA CORP

4,000,000 SHARES OF COMMON STOCK

$0.025 PAR VALUE PER SHARE

Common Stock

This is the initial offering of common stock of Mag Magna Corp and no public market currently exists for the securities being offered. We are registering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.025 per share to the general public in best efforts offering. The shares will be offered at a fixed price of $0.025 per share for a period of three hundred and sixty-five (365) days from the Effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Director determines that it is in the best interest of the company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this prospectus is part no later than April 1, 2024.

The offering of the 4,000,000 shares is a “best effort” offering, which means that our sole officer and director, Oleg Bilinski, will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.025 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us.

Following the completion of this offering, Mr. Bilinski will own 100% of our outstanding common stock if no shares are sold and 52.94% of our outstanding common stock if all 4,000,000 shares are sold. Due to this he can make and control corporate decisions that may be disadvantageous to minority shareholders.

Prior to this offering, there has been no public market for our shares. Upon completion of this Offering, we will attempt to have our shares quoted on the OTC Pink tier operated by the OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTC Pink. To be quoted on the OTC Pink, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). We are not a “shell company”. We do not consider ourselves a “shell company” or a “blank check company”. We are committed to implementing our business plan as described herewith in the Prospectus. The management of the Company does not have plans or intentions to acquire or to be merged with an operating company, nor does our management or any of our stakeholders, have plans to enter into a change of control transaction. As of the date of this Prospectus, there have been no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors.

To date, we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our common stock under the heading “Risk Factors” starting on page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission approved or disapproved of the securities that may be offered under this prospectus, nor have any of these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2023.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company”, “Mag Magna Corp” refer to Mag Magna Corp.

Overview

Mag Magna Corp is a Wyoming-based company that was officially incorporated on September 20, 2021. At present, the Company is primarily engaged in organizational activities. The company's primary focus lies in assisting and optimizing businesses engaged in poultry farming and the production of antibiotic-free feed additives. With its profound understanding of chemical-free products, Mag Magna Corp offers consultation services that enable enterprises to maximize their efficiency, productivity, and overall performance and navigate the transition towards sustainable and antibiotic-free poultry farming. The fundamental objective of the corporation is to introduce and promote alternative approaches to chicken farming that eliminate the reliance on antibiotics.

Being built on the principles of integrity, expertise, and innovation, we are committed to long-term relationships.

By helping poultry farmers optimize their operations, transition to antibiotic-free practices, and embrace sustainability, we aim to contribute to a healthier food ecosystem while driving growth and profitability for our clients.

Mag Magna Corp has embarked on the development and integration of an IT product, which is anticipated to become an integral part of its operational activities. The company has made a strategic acquisition of a sophisticated software solution specifically tailored for conducting comprehensive analyses of primary data pertinent to poultry farming. This encompassing software empowers the company to delve into critical aspects of the industry, including the movement of livestock, egg production, and live weight data. On April 17, 2023, the Company entered into Software Purchase Agreement for the of software for accounting and analysis of primary information on poultry farming, optimization, and planning tasks, filed as Exhibit 10.3.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Common stock offered by us	4,000,000 shares
Common stock to be outstanding immediately after this offering	8,500,000 shares
Use of proceeds	We intend to use the net proceeds of this offering, together with our existing cash, to fund our intended operations and for working capital and general corporate purposes. See the section titled “Use of Proceeds.”
Risk factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Summary of Risks Related to Our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in “Risk Factors” immediately following this Prospectus Summary. These risks include, among others:

·        We may encounter difficulties in managing our growth and expanding our operations successfully.

·        Our business is subject to risks arising from the COVID-19 pandemic and other epidemic diseases.

·       Our operating results may fluctuate, and be difficult to predict, which may result in failing to meet expectations or any guidance we may provide.

·        Because we have a limited operating history, we may never generate any revenue or become profitable or, if we achieve profitability, we may not be able to sustain it.

·      We currently lack a dedicated marketing and sales organization and have no prior experience in commercializing services. This poses a risk as we may need to invest significant resources to develop these capabilities. If we are unable to establish effective marketing and sales capabilities or secure agreements with third parties to promote and sell our services, it could hinder our ability to generate revenue.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.       The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1.235 billion (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.       The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.        The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.       The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes included elsewhere in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, before making an investment decision. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Special Note Regarding Forward-Looking Statements.”

Risk Related to Our Business and Industry

We may encounter difficulties in managing our growth and expanding our operations successfully.

As our operations expand, we expect that we will need to manage additional relationships with various strategic partners, suppliers and other third parties. In addition, we may need to expand our facilities, and may be unable to do so on commercially reasonable terms, or at all. Our future financial performance and our ability to develop and commercialize our services and to compete effectively will depend, in part, on our ability to manage any future growth effectively.

The expansion of our business and commercialization activities for our existing services and further development of our services are capital-intensive. We anticipate we may require additional financing to continue to fund our operations. Our future capital requirements will depend on, and could increase significantly as a result of, many factors including the costs, progress and timing of our efforts to market out services in the U.S. If funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our commercialization efforts or our technologies, research, or development programs.

Our business is subject to risks arising from the COVID-19 pandemic and other epidemic diseases

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or elsewhere, our business may be adversely affected. COVID-19 has spread worldwide and has affected numerous economic sectors across the world, including poultry production. The measures taken by authorities have impacted, and may further impact, poultry production systems, work operations, the operations of partners, and suppliers. The outbreak of COVID-19 forced us to modify our business practices in order to comply with state mandated requirements for safety in the workplace to ensure the health, safety and well-being of our employees.

A recession or financial market correction resulting from the lack of containment and spread of COVID-19 could impact overall technology spending, adversely affecting demand for our services, our business and the value of our common stock.

An extended period of economic disruption as a result of the COVID-19 pandemic could have a material negative impact on our business, results of operations, access to sources of liquidity and financial condition, though the full extent and duration is uncertain.

Another pandemic, epidemic, or outbreak of an infectious disease could occur in the United States or worldwide, and such an event could adversely affect our business in ways that are similar to or different from the COVID-19 pandemic. We may be unable to properly anticipate or prepare for these events and, as a result, our business may be materially adversely impacted.

It is also worth paying attention to contagious diseases of bred birds: plague, pasteurellosis (cholera), paratyphoid (salmonellosis), aspergillosis, pullorosis (white bacillary diarrhea), coccidiosis and others.  For many of them, effective treatment measures have not been developed yet, so special attention should be paid to disease prevention and compliance with sanitary and veterinary requirements. To improve safety in the poultry industry, certain measures must be taken.  To protect against moving parts, all machines and equipment should be equipped with protective devices, fans should be covered with protective screens.  Gloves must be worn when performing tasks that involve hand contact with birds.  High standards of personal hygiene must be maintained and any injury to the body, however slight, if it comes from machinery or equipment or birds, must be treated immediately to prevent infection.

We face intense competition in the consulting services industry, specifically in providing poultry feed additive consulting services.

There is significant competition from numerous companies engaged in consultancy services within the United States. As we do not engage in the production or development of components, our ability to successfully provide consulting services and advisory support to other companies may be adversely affected if our competitors effectively market their services or develop more efficient consulting methodologies. These competitive pressures pose a material risk to our business, financial condition, and results of operations. The recent surge in demand for feed additives without antibiotics further intensifies this competition, particularly for ingredients that meet this requirement.

The consulting and advisory services industry is highly competitive, with numerous companies offering similar services. Our business, financial condition, and results of operations could be materially impacted by the intense competition we face. It is important to note that our primary focus is on providing consulting services and advisory support to clients in various sectors, rather than producing or developing components.

We anticipate strong competition from other consulting firms operating in the same market. These competitors may have established themselves in the industry and have a reputation for delivering high-quality services. Additionally, new companies may enter the market and pose further challenges. As a result, our ability to attract and retain clients, secure consulting engagements, and differentiate ourselves from competitors could be significantly impacted.

It is crucial for us to continuously enhance our consulting methodologies and stay up-to-date with industry trends to remain competitive. Our success depends on our ability to effectively market our services, build strong client relationships, and deliver valuable insights and recommendations to our clients. Failure to effectively compete in the consulting and advisory services market could have adverse effects on our business and financial performance.

We may be unable to retain our future customers and to attract new customers, therefore, our business, financial condition or results of operations could suffer.

Our success will depend substantially upon the retention of our future customers and ability to attract new customers. We may be unable to retain our future customers and attract new customers if we fail to successfully commercialize and market our methodology of formulas for feed additives. Our success in retaining and attracting customers will also depend on our ability to innovate successfully and promote our methodology rapidly. Effective company operations will result in managing their revenue cycle, increasing payment rates, and improving cash flows.

To enter and remain competitive in the market, we will need to offer a healthy, antibiotic-free methodology. We may not be able to retain or attract customers if we use the wrong promotion techniques or if our pricing structure is not competitive. Our revenue depends in part upon maintaining high customer retention rates and our future growth depends on attracting new customers. If we are unable to attract and maintain our customer retention rates, our business, results of operations, or financial condition could be adversely impacted.

If we are unable to effectively market our consultancy services to potential clients, it may adversely impact our business operations, financial performance, and growth prospects. The consultancy industry is highly competitive, with numerous firms offering similar services. Our inability to differentiate ourselves, showcase our expertise, and effectively communicate our value proposition may result in diminished market visibility and limited client acquisition.

Our operating results may fluctuate, and be difficult to predict, which may result in failing to meet expectations or any guidance we may provide.

Our future operating results may fluctuate significantly due to a number of factors, many of which are outside of our control, including, but not limited to:

·      expenditures that we may incur to market or commercialize our services and technologies.

·       high services’ competition, or any change in the competitive landscape of our industry, including consolidation among our competitors or partners; and

·        future accounting pronouncements or changes in our accounting policies; and

·        changes in the demand for, and pricing of our services.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated revenue or earnings guidance we may provide.

Because our sole director resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Mr. Bilinski, or to enforce a judgment rendered by a united states court against us or Mr. Bilinski.

Our principal operations and assets are located outside of the United States, and Bilinski, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Bilinski in the United States, and it may be difficult to enforce any judgment rendered against Mr. Bilinski. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Bilinski, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the Romania may render that investor unable to enforce a judgment against the assets of Mr. Bilinski. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Risks Related to Our Limited Operating History, Financial Position, and Capital Requirements

Because we have a limited operating history, we may never generate any revenue or become profitable or, if we achieve profitability, we may not be able to sustain it.

We were incorporated on September 20, 2021, and as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential of our business. We have focused primarily on business planning, raising capital, and exploring marketing and consulting opportunities in North America. We face all the risks inherent in a new business, and there can be no assurance that we will be successful and/or profitable. Our entry into the industry and our lack of a significant operating history make it difficult to evaluate the risks and uncertainties we face. Our failure to address these risks and uncertainties could cause our business results to suffer.

We have not generated any revenue since our inception. We may incur losses for the foreseeable future, and we anticipate these losses may increase substantially as we continue our development and seek marketing our services.

To become and remain profitable, we must succeed in commercializing our services that generate significant revenue. This will require us to be successful in a range of challenging activities. We are only in the preliminary stages of most of these activities. We may never succeed in these activities and, even if we do, may never generate revenues that are significant enough to achieve profitability. In addition, we have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the inorganic products industry. Because of the numerous risks and uncertainties associated with the development of feed additives, we are unable to accurately predict the timing or amount of increased expenses or when or if, we will be able to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable may have an adverse effect on the value of our company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our services, or even continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

We do not believe that the Company is a “shell company” as described under Rule 405 of Regulation C under the Securities Act of 1933, that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. However, a designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c). Some of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Pursuant to Rule 144, if we were designated a "shell company" as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, one year would be required to elapse from the time, we ceased to be a "shell company" and filed a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before our restricted shareholders could resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company, or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1. The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company.

2. The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

3. The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4. At least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are not classified as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. However, in the event we were to be so designated, you would be unable to sell your shares under Rule 144.

We will require substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our possible commercialization efforts and could cause our business to fail.

Based on our current operating expenses and working capital requirements, we expect them to increase in connection with our ongoing operations, as we plan to commence marketing activities. At this stage, have not launched any of the similar activities.

In addition, our plans may change, and/or we may use our capital resources more rapidly than we currently anticipate. We might expect that our expenses will increase in connection with our business operations. Our future capital requirements will depend on many factors, including:

·     Evolving Market Dynamics: The poultry farming and feed additives industry is influenced by various factors such as market demand, consumer preferences, regulatory changes, and technological advancements. Unforeseen shifts in these dynamics may necessitate adjustments to our business plans, strategies, and resource allocation. Failure to adapt to changing market conditions in a timely and effective manner may lead to inefficiencies, increased expenses, and potential financial strain.

·     Competitive Pressures: The competitive landscape within the poultry farming and feed additives sector may intensify over time. The emergence of new competitors, changes in customer preferences, or the introduction of alternative solutions can impact our market position and require us to recalibrate our plans. In response to competitive pressures, we may need to allocate additional resources to marketing, research and development, or customer retention initiatives, which can result in faster utilization of our capital resources.

·     Operational Challenges: Unforeseen operational challenges can arise during the execution of our business plans. These challenges may include supply chain disruptions, production delays, quality control issues, or difficulties in scaling our services. Overcoming these obstacles may require additional investments, increased operational expenditures, or modifications to our existing strategies, potentially leading to faster consumption of our capital resources.

We intend to obtain additional financing for our business through public or private securities offerings, and also through entering agreements with our customers. We cannot provide any assurance that additional financing from these sources will be available on favorable terms, if at all. If we are unable to obtain adequate financing on a timely basis or on acceptable terms in the future, we would likely be required to delay or reduce execution of our business plan.

There may also be financial problems due to financial loss or direct monetary damage associated with unforeseen payments, payment of fines, payment of additional taxes, etc.  In addition, financial losses may occur in the event of a shortfall or non-receipt of funds from these provided sources, in case of non-repayment of debts, non-payment by the buyer of the products supplied to him, a decrease in revenue due to a decrease in prices for goods and services sold.  Special types of monetary damage are associated with inflation, changes in the exchange rate, additional withdrawal of funds from enterprises to the state (republican, local) budget.  Along with irretrievable losses, there may also be temporary financial losses caused by the freezing of accounts, untimely disbursement of funds, and deferment of debt payments.

We will incur increased costs associated with, and our management will need to devote substantial time and effort to comply with public company reporting and other requirements.

As a public company, we incur significant legal, accounting, and other expenses. We will be subject to the reporting requirements of the Exchange Act, which will require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, Sarbanes-Oxley, as well as rules subsequently adopted by the SEC to implement provisions of Sarbanes-Oxley, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, we will continue to be required to, among other things, file annual, quarterly and current reports with respect to our business and operating results. Based on currently available information and assumptions, we estimate that we will incur up to approximately $25,000 in expenses in the coming year. Our management will need to devote substantial time to gaining expertise regarding operations as a public company and compliance with applicable laws and regulations, and our efforts and initiatives to comply with those requirements could be expensive.

The occurrence of reporting deficiencies, weaknesses, or non-compliance may have a significant adverse impact on our ability to comply with the reporting requirements of the Securities Exchange Act. Failure to meet these obligations could jeopardize our status as a public company, potentially resulting in a loss of investment for our shareholders. Therefore, any such deficiencies or lack of compliance must be identified and remedied as soon as possible to mitigate the risk of harm to our shareholders and our company's future prospects.

If a company fails to meet these reporting obligations, it can jeopardize its status as a public company. The Securities and Exchange Commission (SEC) can take enforcement actions, such as fines, penalties, or even revoking a company's registration, which could result in significant harm to the company's reputation and financial position. Shareholders can also suffer financial losses if a company is unable to maintain its public company status, as the value of their investments may decrease or become worthless.

Therefore, any reporting deficiencies, weaknesses, or non-compliance must be identified and remedied as soon as possible. This can involve implementing stronger internal controls, hiring additional staff or consultants to ensure compliance, or revising reporting processes to prevent future deficiencies. Taking proactive steps to identify and correct reporting deficiencies can help mitigate the risk of harm to shareholders and improve the company's future prospects.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting, and other expenses. We will be subject to the reporting requirements of the Exchange Act, which will require, among other things, that we file with the SEC annual, quarterly, and current reports with respect to our business and financial condition.  We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Risks Related to Commercialization and Development

The successful commercialization of our services, as a consulting services provider, will depend, in part, on our ability to effectively market our service and establish partnerships with relevant companies. Our ability to generate revenue will be directly impacted by these factors.

The successful commercialization of our services relies on our ability to form partnerships with poultry industry companies and implement an effective marketing strategy. However, there are risks associated with these aspects of our business.

At present, we do not have any partners or significant relationships with companies in the industry. As a result, we cannot guarantee that we will be able to secure future partnerships and sell our services as anticipated. We will actively engage in the search for companies involved in feed additives distribution and poultry cultivation to establish these vital collaborations. However, it is important to note that this process can be time-consuming and costly.

There are inherent uncertainties in our ability to successfully sell our services due to the unpredictability of finding suitable partners and negotiating agreements. The outcome of these efforts will significantly impact our ability to generate revenue from our services. Therefore, there is no assurance that we will achieve the desired level of success in selling our services or establishing the necessary partnerships within the anticipated timeframe.

We currently lack a dedicated marketing and sales organization and have no prior experience in commercializing services. This poses a risk as we may need to invest significant resources to develop these capabilities. If we are unable to establish effective marketing and sales capabilities or secure agreements with third parties to promote and sell our services, it could hinder our ability to generate revenue.

Additionally, building a marketing and sales organization with the necessary technical expertise and distribution capabilities can be both costly and time-consuming. Alternatively, we may need to rely on collaborations with third parties that already have established sales forces and distribution systems. However, there are risks associated with this approach, such as the need to manage and incentivize qualified personnel, generate sufficient sales leads, provide comprehensive training, and effectively oversee a geographically dispersed marketing team.

It may be difficult to negotiate favorable financial terms or secure the assistance of consultants and external service providers for marketing and distribution functions. Relying on third parties for these functions may result in lower service revenues and profitability compared to if we were to handle marketing internally.

Additionally, we may have limited control over the actions and resources of these third parties, potentially impacting their effectiveness in selling and promoting our services. If we are unsuccessful in commercializing our services, whether independently or through collaborations, it could impede our ability to generate future revenue and lead to significant financial losses.

Our future growth may depend, in part, on our ability to operate in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties.

Our future growth may be impacted by our ability to effectively operate in foreign markets as a company engaged in assisting and optimizing businesses in poultry farming. Operating internationally subjects us to additional regulatory burdens and various risks and uncertainties. These include navigating complex regulatory frameworks, complying with diverse requirements, and facing market access challenges such as trade barriers, tariffs, quotas, and localization requirements. Failure to address these factors could constrain our expansion into foreign markets and limit our growth potential.

Risks Related to Our Structure, Organization, and Operation

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

The global credit and financial markets continue to experience extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of Sarbanes-Oxley, our management will be required to report upon the effectiveness of our internal control over financial reporting. Our management conducted an assessment of the effectiveness of our internal controls over financial reporting for the period ended January 31, 2023 and concluded that such control was effective. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we may need to implement additional financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff. If we or, if required, our auditors are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting and the trading price of our common stock may decline.

We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begin its Section 404 reviews, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Oleg Bilinski, our sole officer and director will only be devoting limited time to our operations. Even if our sole officer and director were to devote approximately 40 hours of his time to our operations per week, there would be a possibility that our operations may be sporadic and occur because all this time could be not enough for our business. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Risks Related to This Offering and Our Common Stock

The proceeds from this offering may be insufficient to achieve substantial revenues and profitable operations and we may need personal funds of the Director of the Company.

Currently we have not enough operating funds required for completing our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of January 31, 2023, we had cash in the amount of 4,500.75 and liabilities of $2,950. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We require minimum funding of approximately $25,000 to conduct our proposed operations for a period of one year.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations and further develop existing and new services. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

If we are not successful in raising funds from this offering, Mr. Bilinski formally agreed to advance funds to the Company to loan the Company the principal sum of $60,000 for business development under a Loan Agreement. The Loan Agreement is non-binding and discretionary, bears no interest, is unsecured, and is due and payable on or before December 2, 2028.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations and further develop existing and new services.

We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations. In this situation, it is worth considering innovation risk (related to the fact that an innovation, on the development of which significant funds were spent, will not find demand in the market).

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of

(i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion,

(ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Oleg Bilinski, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $100,000 from this offering, we may have to seek alternative financing to implement our business plan.

We are not required to raise a minimum amount in this Offering.

We do not have a minimum amount we must raise in order to accept proceeds in this offering. We may only raise a minimum of capital, which would leave us with insufficient capital to implement our business plan, which may result in a complete loss of your investment in the Company unless we are able to raise the required capital from alternative sources. We cannot assure you that alternative capital or financing would be available.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Board (“OTCQB”). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved, and our stock quoted for sale. As of the date of this filing, there have been no discussions or understandings between Mag Magna Cor. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Our stock price may be volatile, and purchasers of our common stock may incur substantial losses.

Our stock price is likely to be volatile. The stock market in general and the stock market for stock of pharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the initial public offering price. If our common stock is approved for trading or quotation, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

In addition, in the past, stockholders have initiated class action lawsuits against pharmaceutical companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

We may also have risks associated with the possibility of losses in the sale of securities or other goods due to a change in the assessment of their quality and use value. These may include:

a). possible losses caused by the inability to buy or sell an asset in the required quantity in a sufficiently short period of time due to deteriorating market conditions;

b). the possibility of a shortage of cash or highly liquid assets to fulfill obligations to counterparties.

Risks associated with capital investment (investment risks) are divided into:

 - the risk of lost profits;

 - the risk of a decrease in profitability;

 - the risk of direct financial losses.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We do not currently intend to pay dividends on our common stock; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us when our Board of Directors may consider it relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to the development of our business and to increase our working capital. There can be no assurance that we will ever have sufficient earnings to declare and pay cash dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The company may also have interest risks (the risk of losses by commercial banks, credit institutions, investment institutions as a result of an increase in interest rates paid by them on attracted funds over the rates on loans granted). Interest risks also include the risks of losses that investors may incur due to changes in dividends on shares, interest rates on the market for bonds, certificates and other securities. And the risk of bankruptcy (danger resulting from the wrong choice of capital investment, the complete loss of the entrepreneur's own capital and his inability to pay off his obligations).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and development plans, our ability to commercialize our services, if approved, the impact of COVID-19 on our business, the pricing and compensation of our services, if approved, the potential to develop future services, the potential benefits of strategic collaborations and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated services, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.

These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See the section titled “Where You Can Find More Information.”

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon them.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis and we require minimum funding of approximately $25,000 to conduct our proposed operations for a period of one year. The offering price per share is $0.025.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000	$92,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Software Acquisition	$5,500	$8,000	$17,000	$30,000
Website Development	$1,500	$6,000	$11,000	$18,000
Marketing	-	$7,000	$9,000	$11,000

Quality Control and Compliance	-	$6,000	$11,500	$14,500
Client Support and Service	-	$5,000	$8,500	$8,500

The above figures represent only estimated costs for the next year. Funds may be allocated in differing quantities should the Company determine at a later date it would be in the Company’s best interests. The Company estimates the costs of this offering at about $8,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

Given the breadth of options in the current market, the Company will consider to strengthen its capacity with software for optimizing businesses engaged in poultry farming, including but not limited to:

Farm Management Software

  The farm management software will optimize various aspects of farm operations, including flock management, feed management, production monitoring, and inventory tracking. This streamlines processes, enhances organization, and increases operational efficiency.
  By automating tasks, providing real-time data, and offering comprehensive reporting capabilities, the software allows for better resource allocation, effective planning, and improved productivity across the farm.
  The software's scalability ensures that the company can handle increased production volumes and manage multiple farm locations, paving the way for expansion and growth.

Feed Formulation Software:

•	The feed formulation software enables accurate formulation of animal feed based on nutritional requirements and cost considerations. This results in well-balanced diets that optimize animal health, growth, and productivity.
•	By factoring in ingredient costs and nutritional values, the software helps minimize feed costs while ensuring optimal nutrition, improving overall profitability.
•	The software ensures consistency in feed formulations, reducing variations and improving the quality of feed provided to the animals.

Data Analytics and Decision Support Software:

•	The data analytics and decision support software provides valuable insights by analyzing farm data, allowing for data-driven decision-making. This leads to more informed choices regarding resource allocation, production planning, and performance improvements.
•	The software enables monitoring and benchmarking key performance indicators such as feed conversion ratios, mortality rates, and growth rates. This helps identify trends, areas for improvement, and ensures optimal flock performance.

•	Through predictive analytics and trend analysis, the software assists in strategic planning, enabling the company to identify growth opportunities, optimize resource allocation, and stay ahead of market trends.

By leveraging these software acquisitions, the company can streamline operations, optimize resource allocation, improve productivity, make informed decisions, maintain high-quality standards, and position itself for sustainable growth within the poultry farming industry.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2023:

January 31, 2023
Loan payable from related parties	$23,386
Stockholder’s deficit:
Common stock	$4,500
Accumulated deficit	($14,388)
Total stockholders’ equity	($9,887)
Total capitalization	($13,499)

DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and warrant and the net tangible book value per share of our common stock after this offering. As of January 31, 2023, the historical net tangible book value was ($18,877), or approximately $0.00 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets fewer total liabilities, divided by the number of shares of common stock outstanding as of January 31, 2023.  “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

Assuming completion of the offering, there will be up to 8,500,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

If we issue any additional shares in connection with outstanding options or warrants, there will be additional dilution.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.03	$0.03	$0.03	$0.03
Post offering net tangible book value	($1,877)	$23,123	$48,123	$73,123
Post offering net tangible book value per share	($0.00)	$0.00	$0.01	$0.01
Pre-offering net tangible book value per share	($0.00)	($0.00)	($0.00)	($0.00)
Increase (Decrease) in net tangible book value per share after offering	$0.00	$0.01	$0.01	$0.01
Dilution per share	$0.03	$0.02	$0.02	$0.02
% dilution	101.37%	85.77%	74.33%	65.59%
Capital contribution by purchasers of shares	$25,000	$50,000	$75,000	$100,000
Capital Contribution by existing stockholders	$4,500	$4,500	$4,500	$4,500
Percentage capital contributions by purchasers of shares	84.75%	91.74%	94.34%	95.69%
Percentage capital contributions by existing stockholders	15.25%	8.26%	5.66%	4.31%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Anticipated net offering proceeds	$17,000	$42,000	$67,000	$92,000
Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	5,500,000	6,500,000	7,500,000	8,500,000
Purchasers of shares percentage of ownership after offering	18.18%	30.77%	40.00%	47.06%
Existing stockholders’ percentage of ownership after offering	81.82%	69.23%	60.00%	52.94%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives, expectations, intentions and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Special Note Regarding Forward-Looking Statements.”

Overview

Mag Magna Corp is a Wyoming-based company that was officially incorporated on September 20, 2021. At present, the Company is primarily engaged in organizational activities. The company's primary focus lies in assisting and optimizing businesses engaged in poultry farming and the production of antibiotic-free feed additives. With its profound understanding of chemical-free products, Mag Magna Corp offers consultation services that enable enterprises to maximize their efficiency, productivity, and overall performance and navigate the transition towards sustainable and antibiotic-free poultry farming. The fundamental objective of the corporation is to introduce and promote alternative approaches to chicken farming that eliminate the reliance on antibiotics.

Liquidity and Capital Resources

As of April 30, 2022, the company has $4,501 in current assets. As of April 30, 2022, the company has $2,950 in liabilities and net income of $1.

As of January 31, 2023, the company has $4,509 in current assets. As of January 31, 2023, the company has $23,386 in liabilities and an accumulated deficit of $14,388.

Net cash used in operating activities for the year ended April 30, 2022, was $0.

Cash flows from financing activities for the year ended April 30, 2022 was $1

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional sites are rolled out, the Company believes it can continue its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds through sales of equity, debt, and convertible securities, if it is deemed necessary. The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Components of Results of Operations

Results of Operations

We have not generated any revenue since inception till April 30, 2022.

Mag Magna Corp has incurred no expenses for the year ended April 30, 2022.

Total expenses for the period ended January 31, 2023, were $13,300 consisting of General and administrative expenses, $247 in Bank Service charges, $410 in Depreciation Expense and $439 in Business Licenses and Permits.

The company recorded a net income of $1 for the year ended April 30, 2022.

The company recorded a net loss of $14,396 for the three months ended January 31, 2023.

Operating Expenses

General and Administrative

General and administrative expenses consist of personnel-related costs, including salaries, employee benefits, and stock-based compensation charges for personnel in executive, finance and other administrative functions. Other significant costs include facility-related costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting and consulting services, and insurance costs. We anticipate that our general and administrative expenses will increase substantially for the foreseeable future to support our continued research and development activities, pre-commercial preparation activities for our services, and, if any vaccine candidate receives marketing approval, commercialization activities. Following the completion of this offering, we also anticipate increased expenses related to audit, legal, regulatory, and tax-related services associated with maintaining compliance with exchange listing and SEC requirements, director and officer insurance premiums, and investor relations costs associated with operating as a public company.

Critical Accounting Policies and Significant Judgments and Estimates

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs, and expenses and the disclosure of contingent assets and liabilities in our financial statements and accompanying notes. We base our estimates and assumptions on historical experience and other factors that we believe to be reasonable under the circumstances. We evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience, known trends and events, and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ materially from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 3 to our audited financial statements and Note 3 to our unaudited interim condensed financial statements included elsewhere in this prospectus, we believe that the mentioned accounting policies are the most critical for fully understanding and evaluating our financial condition and results of operations according to the Note 3.

Off-Balance Sheet Arrangements

During the periods presented we did not have, nor do we currently have, any off-balance sheet arrangements as defined under SEC rules.

BUSINESS

Overview

Mag Magna Corp is a Wyoming-based company that was officially incorporated on September 20, 2021. At present, the Company is primarily engaged in organizational activities. The company's primary focus lies in assisting and optimizing businesses engaged in poultry farming and the production of antibiotic-free feed additives. With its profound understanding of chemical-free products, Mag Magna Corp offers consultation services that enable enterprises to maximize their efficiency, productivity, and overall performance and navigate the transition towards sustainable and antibiotic-free poultry farming. The fundamental objective of the corporation is to introduce and promote alternative approaches to chicken farming that eliminate the reliance on antibiotics.

Being built on the principles of integrity, expertise, and innovation, we are committed to long-term relationships.

By helping poultry farmers optimize their operations, transition to antibiotic-free practices, and embrace sustainability, we aim to contribute to a healthier food ecosystem while driving growth and profitability for our clients.

Mag Magna Corp has embarked on the development and integration of an IT product, which is anticipated to become an integral part of its operational activities. The company has made a strategic acquisition of a sophisticated software solution specifically tailored for conducting comprehensive analyses of primary data pertinent to poultry farming. This encompassing software empowers the company to delve into critical aspects of the industry, including the movement of livestock, egg production, and live weight data. On April 17, 2023, the Company entered into Software Purchase Agreement for the of software for accounting and analysis of primary information on poultry farming, optimization, and planning tasks, filed as Exhibit 10.3.

The software exhibits remarkable capabilities, enabling the generation of diverse metrics that encompass crucial facets such as poultry safety, egg productivity, and biometric indicators derived from live weight measurements. These metrics are represented through informative data visualizations, including distribution graphs, mean values, variance assessments, mean error estimations, and coefficients of variation. These analyses provide valuable understanding of the overall performance and health of the avian population.

Furthermore, the software boasts a comprehensive feed calculation module capable of determining precise and tailored feed requirements for distinct periods, encompassing daily, weekly, monthly, and even the entire poultry rearing period. This feature enables the company to efficiently optimize its feed management processes and ensure optimal nutrition for the poultry under its care. Notably, the program is equipped with an automatic verification mechanism, guaranteeing the accuracy and reliability of data inputs, thereby enhancing the integrity of the analytical results derived from the software.

Prior, Mag Magna Corp entered into a partnership agreement with Ipax LLC ("Ipax"). This collaboration resulted in the establishment of a Patent License and Assignment Agreement ("Agreement"), which grants Mag Magna Corp the exclusive rights to disseminate a methodology involving the developed formulas of feed additives designed to enhance the immunity of poultry. Leveraging the experience gained through testing and research on the MAGA and CHASIS components, the Company now offers comprehensive advisory services to assist other enterprises in their endeavors, meticulously tailored to meet the unique needs and challenges faced by enterprises within the poultry industry.

According to the terms of the Agreement, Ipax provides a unique chemical composition of the formulas and advisory services to Mag Magna Corp. The focus of this collaboration is to spread the experience and methodology of the created formulas for the development of feed additives without antibiotics in the market. The primary objective of this collaboration is to share the knowledge acquired through extensive research and development of formulas for these additives, emphasizing the experience and methodology involved in their creation. The two key components of this methodology are MAGA and CHASIS, which enable the replacement of antibiotics with a more environmentally friendly formula.

MAGA is a concentrated immunostimulant substance intended for oral use. This oily concentrate dissolves easily in water and has a distinctive herbal scent, making it an essential component in poultry ration. MAGA possesses numerous properties that benefit the body, including:

●	strengthening and stimulating the body's immune system;
●	ensuring energy exchange processes;
●	contributing to the restoration of optimal intestinal microflora;
●	eliminating inflammatory processes;
●	normalization of metabolism;
●	protecting from pathogenic microorganisms;
●	neutralizing the toxic manifestations;
●	activating enzyme reactions;
●	reducing the effect of stress factors;
●	bactericidal and hepatoprotective properties.

This substance is used to increase the assimilation of nutrients, eliminate intoxications, stimulate and normalize metabolism, increase the body's general resistance, and normalize digestive processes.

The exclusive methodology of the created formula of "MAGA" possesses a bactericidal effect against both gram-negative and gram-positive microorganisms. It is also effective in eliminating inflammatory processes in the gastrointestinal tract, including the oviduct in laying hens. Additionally, it inhibits toxic phenomena, preventing the accumulation of toxins from feed, and provides a general stimulating, tonic, adaptogenic, and anti-stress effect.

The carefully selected composition of extracts, such as sprouts of wheat, wormwood, amaranth, nettle, magnesium chloride, and more, ensures the normalization of metabolism in farm animals and poultry, improving overall body resistance and regeneration of mucous membranes. It increases the intensity and prolongation of egg production in laying hens, stimulates the digestive system, and supplements the ovary of laying hens with macro- and microelements necessary for reproduction. Furthermore, it increases the processes of poultry and animal weight information, and possesses hepatoprotective properties.

CHASIS is a feed additive with a distinct odor of wormwood, which acts as a stabilizer for intestinal microflora. This stabilizer is used to stimulate metabolic processes, prevent bacterial and viral diseases, and help animals adapt to adverse environmental conditions. It helps to inhibit the growth of pathogenic enterobacteria, normalizes intestinal microflora, stabilizes the digestive system, and increases nonspecific resistance and metabolic processes. Additionally, it has a positive effect on productivity, reproduction, bird safety, intestinal passage, feed consumption, and feed digestibility.

The active substance in the methodology of "CHASIS" feed additive consists of alkaloids obtained from medicinal plants, which are a source of natural phyto components that are absorbed by 95-98%. The unique properties of the formulation improve performance in monogastric animals and poultry by normalizing the functioning of the gastrointestinal tract and microflora. It restores the optimal pH value in the gastrointestinal tract, increases body resistance to infections and toxin buildup, and has anti-inflammatory, antiseptic, and hepatoprotective properties. It also has an antimicrobial and virucidal effect, eliminates feed losses, and improves the absorption of amino acids. The "CHASIS" feed additive reduces oviduct inflammation in laying hens, has an anthelmintic effect, and prevents oxidation of fats, fatty acids, and sterols that may contribute to toxicosis. It does not contain any genetically modified substances. Overall, the "CHASIS" feed additive enhances the general health of poultry, improves feed conversion, and increases egg production and contains no genetically modified substances.

Our formulas have been subjected to comprehensive evaluation at Republican Unitary Enterprise “Institute of Experimental Veterinary Medicine named after S.N. Vyshelessky” by the Department of Bird Diseases, Bees and Physicochemical Research in Minsk, Belarus. The research was conducted on evaluating the effects of “MAGA” and “CHASIS” components provided on broiler chickens which were divided into several experimental and control groups.

The trial involved two groups of day-old chicks, ranging from 0 to 10 days, 11 to 24 days, and 25 to slaughter, for testing the “CHASIS” and “MAGA” components. The first experimental group received “CHASIS” and “MAGA” components with water, while the second group was not subjected to any additional treatments and served as a control group.

Throughout the experiment, no adverse effects of the “CHASIS” and “MAGA” preparations were observed on the clinical status of broiler chickens in the experimental group. The poultry remained alive, mobile, and actively consumed feed and water, indicating that the tested preparation was safe for farm poultry at recommended doses. No cases of the disease were detected in the vaccinated poultry of either group during the experiment. The experiment lasted 42 days. Please see Exhibit 99.8 disclosing the clinical process. Within Ukraine, Ipax conducted scientific research followed by practical testing at the production facilities of poultry farms, where the technology of growing poultry without antibiotics was applied. The technique, which allowed growing poultry meat excluding antibiotics, was implemented within a given country resulting in introducing the formula to the market and cooperating with leading poultry farms.

Exhibits 99.2-99.7 filed on February 21, 2023, show that Ipax has registered both the ‘CHASIS’ and ‘MAGA’ formulas in Ukraine. As of date of this Prospectus, Mag Magna Corp. has not generated any revenue and has an accumulated deficit of $14,388 as on January 31, 2023. It should be noted that no clinical trials have been conducted in the United States, and the claims made about the components have not been reviewed by the U.S. FDA and that the FDA has not passed on the safety or efficacy of MAGA or CHASIS.

Our Approach

The feed additive can be administered throughout the entire rearing period and is particularly beneficial during periods of stress and disease prevention. It enhances feed efficiency and nutrient absorption, particularly amino acids, while reducing the number of inflammatory mediators.

Ensuring product quality and safety while addressing the emergence and re-emergence of diseases remains a challenge for the poultry industry. Key factors impacting growth include poultry immunity, health, and production. The link between foodborne and zoonotic diseases and poultry is well-established, posing a potential threat to human health. The presence of high antibiotic residues in food also remains a critical issue. However, it is necessary to point out that chickens are not susceptible to intranasal infection by the SARS-CoV-2 (COVID-19) virus.

Immunity plays a crucial role in protecting animals and preventing diseases. The health of animals is closely linked to their immune system and their ability to fend off invading pathogens. Chickens develop their immune system at various life stages and depend on different types of immunity, including natural or innate immunity, to limit pathogen growth.

The availability of antibiotic-free grown meat offers several benefits to individuals. Firstly, consuming antibiotic-free meat helps reduce the risk of antibiotic resistance, as the use of antibiotics in animal farming can contribute to the development of antibiotic-resistant bacteria. By choosing antibiotic-free grown meat, people can help preserve the effectiveness of antibiotics for treating human illnesses. Secondly, antibiotic-free grown meat is often associated with improved animal welfare practices and healthier farming methods. This can result in meat products that are raised in a more natural and sustainable manner, potentially offering higher nutritional value and better overall food quality. Additionally, opting for antibiotic-free grown meat lowers individuals' exposure to residual antibiotics found in conventionally raised meat. This reduction in antibiotic intake can help mitigate potential adverse effects, such as allergic reactions and disruptions to the body's natural microbiome. Moreover, antibiotic-free farming practices typically align with environmentally friendly approaches, promoting sustainability through reduced chemical usage and more sustainable resource management.

Our Industry

In the modern era, sustainable and antibiotic-free poultry farming has emerged as a pressing concern for the agricultural sector. The detrimental effects of antibiotic usage in animal farming, including the development of antibiotic resistance and potential threats to human health, have led to a growing demand for alternative farming practices. As a US-based company, we have positioned ourselves at the forefront of this industry, dedicated to assisting and advising organizations in meticulously avoiding the usage of antibiotics.

Our company offers specialized consultation services designed to guide and support firms through the complex transition towards sustainable and antibiotic-free poultry farming. We understand the unique challenges faced by businesses in this industry and strive to provide comprehensive solutions that ensure both profitability and adherence to responsible farming practices.

By leveraging our expertise and deep understanding of the agricultural landscape, we empower organizations to navigate the intricate process of eliminating antibiotics from their poultry production. We aim at implementing customized programs that promote optimal flock health and productivity while upholding sustainability goals.

Recognizing the complexities and challenges that businesses in the poultry industry face, Mag Magna Corp has aligned its primary focus on providing consulting and advisory services to other companies. While the Company acknowledges the importance of its developed formulas and their role in enhancing poultry immunity, its main activity lies in leveraging its wealth of knowledge and expertise to assist enterprises in navigating the intricacies of the poultry market. By offering comprehensive guidance tailored to the unique needs of each client, Mag Magna Corp empowers companies to optimize their operations, capitalize on emerging trends, implement sustainable practices, and achieve remarkable outcomes in a rapidly evolving industry.

Competition

In general, consulting services in the poultry sphere in the United States offer specialized expertise, strategic guidance, and practical solutions to address the unique challenges faced by businesses in the industry. From operational optimization and risk management to regulatory compliance and market analysis, these services play a vital role in supporting the growth and success of poultry businesses in the United States.

Consulting firms specializing in the poultry industry in the United States possess in-depth knowledge and expertise in various aspects of poultry production, management, and operations. The Companies understand the unique challenges and opportunities within the industry, including regulatory compliance, biosecurity measures, animal health, feed management, and production efficiency. Poultry consulting services help businesses develop strategic plans to optimize their operations and achieve their goals. This includes assessing current practices, identifying areas for improvement, and implementing strategies to enhance productivity, profitability, and sustainability. Consultants provide valuable insights and data-driven recommendations to support decision-making and drive growth.

The poultry industry is subject to various federal, state, and local regulations. Consultants should stay updated on the latest regulatory requirements and help businesses navigate compliance challenges. They provide guidance on food safety standards, environmental regulations, animal welfare practices, and labor laws, ensuring clients adhere to industry best practices and legal obligations. Also, managing risks is crucial in the poultry industry. Consultants assist businesses in identifying and mitigating potential risks such as disease outbreaks, supply chain disruptions, market fluctuations, and regulatory changes. They develop risk management strategies, emergency preparedness plans, and biosecurity protocols to safeguard operations and minimize potential impacts.

Poultry consulting services include market analysis and forecasting to help businesses make informed decisions. Consultants assess market trends, consumer preferences, and competitive landscapes, providing insights on market demand, pricing strategies, product development, and expansion opportunities. This enables businesses to stay ahead of market dynamics and adapt their strategies accordingly. Moreover, poultry consultants have to stay abreast of technological advancements and industry innovations. They provide guidance on implementing new technologies, automation systems, data analytics, and precision farming techniques.

Integrating these solutions can optimize production processes, improve efficiency, reduce costs, and enhance overall performance.

In today's poultry industry, sustainability and animal welfare have become critical factors for success. As a result, poultry consulting services are playing a crucial role in helping businesses navigate these aspects. The sector has become highly competitive, with numerous consultants offering their expertise to assist poultry businesses in adopting sustainable practices, reducing environmental impacts, and implementing responsible animal welfare protocols. These consultants provide valuable guidance to clients, helping them meet consumer expectations, comply with certification standards, and enhance their brand reputation.

Consultants specializing in poultry sustainability and animal welfare work closely with businesses to develop and implement strategies that promote environmentally friendly practices. They offer recommendations on resource management, waste reduction, energy efficiency, and the use of renewable resources. By identifying opportunities for improvement and implementing sustainable solutions, consultants help clients reduce their environmental footprint while ensuring efficient and responsible use of resources.

Additionally, poultry consulting services place significant emphasis on animal welfare. These consultants assist businesses in implementing protocols that prioritize the well-being of the birds. They provide guidance on housing systems, handling practices, and health management to ensure optimal living conditions for the poultry. Consultants also help clients comply with animal welfare standards and certifications, which are increasingly important to consumers who seek ethically produced poultry products.

By working with poultry consultants, businesses gain a competitive advantage by meeting consumer expectations for sustainable and ethically sourced products. Consultants provide insights into industry best practices, emerging trends, and evolving regulatory requirements, allowing businesses to stay ahead of the curve and maintain a positive brand image.

Overall, poultry consulting services have become essential in the competitive landscape of the industry. They play a vital role in assisting businesses in adopting sustainable practices, reducing environmental impacts, and implementing responsible animal welfare protocols. By partnering with knowledgeable consultants, poultry businesses can navigate the complexities of sustainability and animal welfare, meet consumer demands, and enhance their long-term viability in the market.

Our Growth Strategy

In the dynamic landscape of poultry farming and the production of antibiotic-free feed additives, we are committed to driving sustainable growth and delivering exceptional value to our clients. Our growth strategy is centered around assisting and optimizing businesses engaged in poultry farming, as well as developing high-quality antibiotic-free feed additives. Our growth strategy includes the following steps.

  Building Client Base: We will actively pursue building our client base by targeting poultry farmers seeking to enhance their operations and transition to antibiotic-free practices. Through targeted marketing efforts, industry partnerships, and referrals, we aim to establish strong relationships with clients. By understanding their unique needs and providing tailored solutions, we strive to exceed their expectations and foster long-term partnerships.
  Technological Advancements: Embracing cutting-edge technologies is essential to our growth strategy. We will continually invest in research and development to identify innovative solutions that optimize poultry farming practices and enhance the production of antibiotic-free feed additives. By leveraging technological advancements such as precision farming, data analytics, and automation, we aim to improve operational efficiency, reduce costs, and enhance the overall performance of our clients' businesses.
  Long-term Partnerships: Through long-term partnerships, we seek to leverage synergies, spread knowledge, and expand our capabilities. By collaborating with companies engaged in poultry farming, feed formulation, and sustainable practices, we can offer our clients comprehensive solutions and stay at the forefront of industry advancements.

Mag Magna Corp was incorporated in Wyoming on September 20, 2021. Our principal executive office is located at 325 W Washington St Ste 2877 San Diego, CA 92103, and our telephone number is +16204692043. Our website address is https://magmagna.com/. Company's website is currently under development. The information contained in, or accessible through, our website does not constitute part of this prospectus.

Material Agreements

Patent License and Assignment Agreement

On November 15, 2022, Mag Magna Corp. entered into a Patent License and Assignment Agreement (Agreement) with Ipax LLC. Pursuant to the Agreement, Mag Magna Corp. received an exclusive right to distribute, market, and sell any product covered by the licensed patents, or licensed products assigned by Ipax. The Agreement was entered into on an exclusive basis.

The Agreement will remain in effect during the five years commencing on the date the Agreement was entered (Effective Date). Under the Agreement, Mag Magna Corp. is required to pay Ipax LLC a royalty of twenty percent of product sale manufactured, sold, or imported in the territory of North America. All royalty payments to Ipax LLC will be made at the end of the reporting period of the Company. Ipax LLC agreed to provide a chemical formula for additive development and advisory services to the Company. Mag Magna Corp obtained copies of registration certificates for CHASIS and MAGA components from Ipax LLC and Ipax LLC granted an exclusive right to the Company.

Software Purchase Agreement

On April 17, 2023, the Company entered into Software Purchase Agreement for the of software for accounting and analysis of primary information on poultry farming, optimization, and planning tasks, filed as Exhibit 10.3.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently a party to any material proceedings. Regardless of outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

Employees

We have 1 (one) employee as of the date of this prospectus – Oleg Bilinski, our sole officer and director. Oleg Bilinski, currently devotes as much time as needed to provide management services to company matters. After receiving funding, Mr. Bilinski plans to devote as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company. As our business and operations increase, we will assess the need for full-time management and administrative support personnel.

Offices

Our business office is located at 325 W Washington St Ste 2877 San Diego, CA 92103. There is no formal rent agreement. Our telephone number is +16204692043.

MANAGEMENT

Executive Officers and Directors

The name, age and titles of our executive officer and director are as follows:

NAME	AGE	POSITION
Executive Officers
Oleg Bilinski	62	President, Chief Executive Officer, Secretary, Treasurer and Director

Oleg Bilinski has served as our President, Chief Executive Officer, Secretary, Treasurer and Director and on our board of directors since our inception on September 20, 2021. Mr. Bilinski owns 100% of the outstanding shares of our common stock.

Since 2010, Mr. Bilinski has been involved in commercial and residential real estate investments in Europe and North America. On June 17, 2008 Mr. Bilinski became President and CEO of Mass Petroleum Inc. and resigned from the position on August 10, 2009. Since 1990, Mr. Bilinski has served as the President of the UK International Trade Corporation, focusing on establishing business relationships between North America and Eastern Europe. Mr. Bilinski has considerable investing experience in start-ups and public companies.

Mr. Bilinski holds an MSc degree in Specialty Microbiology and Chemistry from the National University of Lviv. Mr. Bilinski has an extensive knowledge base and will be able to expand the company’s staff and collaborate with highly competent specialists in the pharmaceutical industry.

During the past ten years our President, Chief Executive Officer, Secretary, Treasurer and Director, Mr. Bilinski has not been the subject to any of the following events:

  Any bankruptcy petition filed by or against any business of which Mr. Bilinski was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
  An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Bilinski’s involvement in any type of business, securities or banking activities.
  Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

Term Of Office

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Wyoming Revised Statutes. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our Board of Directors is currently composed of one member, Oleg Bilinski, who does not qualify as an independent director. Our board of directors has not made a subjective determination as to  each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Committees Of The Board Of Directors

Our Board of Directors has no committees. We do not have a standing nominating, compensation, or audit committee.

EXECUTIVE COMPENSATION

Our current director does not receive compensation for his service on our Board of Directors. Our Board has the authority to fix the compensation of directors.

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on September 20, 2021, until January 31, 2023:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Oleg Bilinski, President, Treasurer, Secretary and Director	September 20, 2021 until January 31, 2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and the Director.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than Mr. Bilinski purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Bilinski, directly or indirectly, from the Company.

On November 26, 2021, we issued a total of 4,500,000 shares of Common stock to Oleg Bilinski, our president, treasurer, secretary and director in consideration of $4,500.

Further, effective December 2, 2021, Mr. Bilinski formally agreed to advance funds to the Company to loan the Company the principal sum of $60,000 for business development under a Loan Agreement. The Loan Agreement is non-binding and discretionary, bears no interest, is unsecured, and is due and payable on or before December 2, 2028.

There are no promoters of the company, and have been none, as defined in Item 404(c)(1)(i) of Regulation S-K, other than Mag Magna director Oleg Bilinski.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Oleg Bilinski	4,500,000	100%	4,500,000	52.94%

[1] The person named above may be deemed to be a” parent” and” promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Bilinski is the only” promoter” of our company.

Future sales by existing stockholders

A total of 4,500,000 shares of common stock were issued to our president, treasurer, secretary, and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCQB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our common stock for sale at the price of $0.025 per share.

This is a self-underwritten offering, and Mr. Bilinski, our president, treasurer, secretary and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to his for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Bilinski will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our president, treasurer, secretary and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our president, treasurer, secretary and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our president, treasurer, secretary and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our president, treasurer, secretary and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our president, treasurer, secretary and director must restrict his participation to any one or more of the following activities:

a. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by a potential purchaser; provided, however, that the content of such communication is approved by our president, treasurer, secretary and director.

b. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

c. Performing ministerial and clerical work involved in effecting any transaction.

Our president, treasurer, secretary, and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

·        execute and deliver a subscription agreement; and

·        deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Mag Magna Corp. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0010 per share. As of January 31, 2023, there were 4,500,000 shares of our common stock issued and outstanding; those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our president, treasurer, secretary and director, Oleg Bilinski owns all 4,500,000 shares of our common stock currently issued and outstanding.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see “Executive and Director Compensation—Limitations of Liability and Indemnification Matters.”

Material United States Federal Income Tax Consequences to Non-U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the Code) Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the IRS) in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstance, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to non-U.S. Holders subject to special rules, including, without limitation:

-	U.S. expatriates and former citizens or long-term residents of the United States;

-	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

-	banks, insurance companies, and other financial institutions;

-	brokers, dealers or traders in securities;

-	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

-	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

-	tax-exempt organizations or governmental organizations;

-	persons deemed to sell our common stock under the constructive sale provisions of the Code;

-	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

-	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

-	tax-qualified retirement plans; and

-	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

-	an individual who is a citizen or resident of the United States;

-	a corporation created or organized under the laws of the United States, any state thereof;

-

an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

- a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by LinnLaw Corporation, address: 1100 Melody Lane, Suite 2001, Roseville, CA 95678.

EXPERT

Ben, BF Borgers CPA PC, independent registered public accounting firm, has audited our financial statements as of April 30, 2022, as set forth in their report. Ben, BF Borgers CPA PC has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Upon the closing of this offering, we will be required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Upon the closing of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available at the website of the SEC referred to above. We maintain a website at https://magmagna.com. Upon the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

MAG MAGNA CORP

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Ben, BF Borgers CPA PC. Our financial statements for the period ended April 30, 2022, July 31, 2022, October 31, 2022, and January 31, 2023 immediately follow.

Mag Magna Corp

FINANCIAL STATEMENTS

As of April 30, 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Mag Magna Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mag Magna Corp (the "Company") as of April 30, 2022, the related statement of operations, stockholders' equity (deficit), and cash flows for the period September 20, 2021 (Inception) through April 30, 2022 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2022, and the results of its operations and its cash flows for the period September 20, 2021 (Inception) through April 30, 2022, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

 We have served as the Company's auditor since 2022

Lakewood, CO

November 25, 2022

MAG MAGNA CORP

BALANCE SHEET

April 30, 2022 (audited)
ASSETS
Current Assets
Checking/Savings
Сash and Cash Equivalents	4,501
Total Checking/Savings	4,501
Total Current Assets	4,501
Other Assets
Intangible Assets	2,950
Total Other Assets	2,950
TOTAL ASSETS	7,451
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	2,950
Total Accounts Payable	2,950
Other Current Liabilities
Loan from Related Parties	-
Total Other Current Liabilities
Total Current Liabilities	2,950
Total Liabilities	2,950
Equity
Capital Stock	4,500
Retained Earnings	0
Net Income	1
Total Stockholders’ deficit	4,501
TOTAL LIABILITIES & STOCKHOLDER`S DEFICIT	7,451

The accompanying notes are an integral part of these financial statements.

MAG MAGNA CORP

STATEMENT OF OPERATIONS

September 20, 2021 (Inception date) - April 30, 2022 (audited)
Revenues	-
Total Revenues	-
Operating Expenses
General and administrative expenses	-
Bank service charges	-
Total operating expenses	-
Net loss from operations	-
Other Income	1
Provision for income taxes	-
Net Income/Loss	1

Loss per common share – Basic & Diluted	-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,500,000

The accompanying notes are an integral part of these financial statements.

MAG MAGNA CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD  FROM SEPTEMBER 20, 2021 TO APRIL 30, 2022

	Number of common		Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount

Balance as of September 20, 2021	-	$-	$-	$-	$-
Common shares issued for cash at $0.001	4,500,000	4,500			4,500
Net Income for the period September 20, 2021 - April 30, 2022	-	-	-	1	1

Balance as of April 30, 2022	4,500,000	$4,500	$-	$1	$4,501

The accompanying notes are an integral part of these condensed unaudited financial statements.

MAG MAGNA CORP

STATEMENTS OF CASH FLOWS

September 20, 2021 (Inception date) - April 30, 2022 (audited)
OPERATING ACTIVITIES
Net Income	$1
Adjustments to reconcile Net Income to net cash provided by operations:
Prepaid Expense	0
Cash Flows from Operating Activities	-
FINANCING ACTIVITIES
Capital Stock	$4,500
Director's Loan	-
Cash Flows from Financing Activities	-
Net cash increase for period	1
Cash at beginning of period	0
Cash at end of period	$4,501

The accompanying notes are an integral part of these condensed unaudited financial statements.

MAG MAGNA CORP

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

MAG MAGNA CORP (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on September 20, 2021 (Inception). At present, the Company is primarily engaged in organizational activities. The company's primary focus lies in assisting and optimizing businesses engaged in poultry farming and the production of antibiotic-free feed additives.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

MAG MAGNA CORP has incurred no loss since Inception (September 20, 2021) and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a April 30 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Intangible assets

The accounting for costs associated with developing and populating an internet website differs in some respects from the guidance on other types of software development. ASC 350-50, Intangibles—Goodwill and Other—Website Development Costs, provides guidance on accounting for costs incurred in each of the five stages of website development. The stages of website development are:

1.  Planning

2.  Application and infrastructure development

3.  Graphical design development

4.  Content development

5.  Operating

The Сompany developed the Website with Zoltaron Data Technics SDN. BHD.

As of April 30, 2022, the total amount of Website development was $2,950. Depreciation expense of the Website was $0 as of April 30, 2022.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements and does not believe any of these pronouncements will have a material impact on the company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On November 26, 2021 the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500.

As of April 30, 2022, the Company had 4,500,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

On November 26, 2021, the Company sold 4,500,000 shares of common stock at a price of $0.001 per share to its director.

NOTE 6. COMMITMENTS AND CONTINGENCIES

·        Contractual commitments

The Company has entered into contractual payment commitments of $2,950 related to website development on January 16, 2022

·        Litigation

The Company was not subject to any legal proceedings during the period from September 20, 2021 (Inception) to April 30, 2022 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2022 to the date the financial statements were issued and has determined that there are no items to disclose.

Mag Magna Corp

FINANCIAL STATEMENTS

As of January 31, 2023

MAG MAGNA CORP

BALANCE SHEETS

January 31, 2023 (unaudited)
ASSETS
Current Assets
Checking/Savings
Сash and Cash Equivalents	4,509
Total Checking/Savings	4,509
Total Current Assets	4,509
Other Assets
Intangible Assets, net	8,990
Total Other Assets	8,990
TOTAL ASSETS	13,499
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Loan from Related Parties	23,386
Total Other Current Liabilities	23,386
Total Current Liabilities	23,386
Total Liabilities	23,386
Equity
Capital Stock	4,500
Retained Earnings	1
Net Income	(14,388)
Total Stockholders’ deficit	(9,887)
TOTAL LIABILITIES & STOCKHOLDER`S DEFICIT	13,499

The accompanying notes are an integral part of these financial statements.

F-1

MAG MAGNA CORP

STATEMENT OF OPERATIONS

	Three months ended January 31, 2023 (unaudited)	Nine months ended January 31, 2023 (unaudited)
Revenues	-	-
Total Revenues	-	-
Operating Expenses
General and administrative expenses	6,700	13,300
Bank service charges	112	247
Depreciation Expense	246	410
Business Licenses and Permits	439	439
Total operating expenses	-	-
Net loss from operations	(7,497)	(14,396)
Other Income	3	8
Provision for income taxes	-	-
Net Income/Loss	(7,494)	(14,388)

Loss per common share – Basic & Diluted	-	-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,500,000	4,500,000

The accompanying notes are an integral part of these financial statements.

F-2

MAG MAGNA CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD  FROM APRIL 30, 2022 TO JANUARY 31, 2023

	Number of common			Additional Paid-in- Capital	Accumulated deficit	Total
	Shares	Amount
Balance as of October 31, 2022	4,500,000	$4,500		$-	$(6,893)	$(2,393)
Net Income for three months ended January 31, 2023	-	-		-	(7,494)	(7,494)
Balance as of January 31, 2023	4,500,000	$4,500	$		$(14,387)	$(9,887)

Balance as of April 30, 2022	4,500,000	$4,500		$-	$1	$4,501
Net Income for nine months ended January 31, 2023	-	-		-	(14,388)	(14,388)
Balance as of January 31, 2023	4,500,000	$4,500		$-	$(14,387)	$(9,887)

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-3

MAG MAGNA CORP

STATEMENTS OF CASH FLOWS

	Three months ended January 31, 2023 (unaudited)	Nine months ended January 31, 2023 (unaudited)
OPERATING ACTIVITIES
Net Income	(7,494)	$ (14,388)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	-	(2,950)
Prepaid Expense	6,450	6,450
Intangible Assets	(6,450)	(6,450)
Accumulated Deprication	246	410
Cash Flows from Operating Activities	(7,248)	(10,478)
FINANCING ACTIVITIES
Capital Stock	-	$ -
Director's Loan	7,251	23,386
Cash Flows from Financing Activities	7,251	23,386
Net cash increase for period	3	8
Cash at beginning of period	4,506	4,501
Cash at end of period	4,509	$ 4,509

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-4

MAG MAGNA CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

MAG MAGNA CORP (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on September 20, 2021 (Inception). At present, the Company is primarily engaged in organizational activities. The company's primary focus lies in assisting and optimizing businesses engaged in poultry farming and the production of antibiotic-free feed additives.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

MAG MAGNA CORP has incurred no loss since Inception (September 20, 2021) till April 30, 2022 and incurred accumulated loss of $14,396 for three months ended January 31, 2023 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a April 30 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As of January 31, 2023 our cash balance is $ 4,509.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 'Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes al potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Intangible assets

The accounting for costs associated with developing and populating an internet website differs in some respects from the guidance on other types of software development. ASC 350-50, Intangibles—Goodwill and Other—Website Development Costs, provides guidance on accounting for costs incurred in each of the five stages of website development. The stages of website development are:

6.                Planning

7.                Application and infrastructure development

8.                Graphical design development

9.                Content development

10.             Operating

The Сompany developed the Website with Zoltaron Data Technics SDN. BHD. As of January 31, 2023, the total amount of Website development was $9,400. Depreciation expense of the Website was $410 as of January 31, 2023.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On November 26, 2021 the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500.

As of January 31, 2023, the Company had 4,500,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

On November 26, 2021, the Company sold 4,500,000 shares of common stock at a price of $0.001 per share to its director. During the period from September 20, 2021 (inception) through January 31, 2023, the Company’s sole director has loaned to the Company $23,386. This loan is unsecured, non-interest bearing and due on demand.

NOTE 6. COMMITMENTS AND CONTINGENCIES

-     Contractual commitments

The Company has entered into contractual payment commitments of $2,950 related to website development on January 16, 2022 and $6,450 related to website development on October 26, 2022.

-     Litigation

The Company was not subject to any legal proceedings during the period from September 20, 2021 (Inception) to January 31, 2023 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from January 31, 2023 to the date the financial statements were issued and has determined that there are no items to disclose.

F-5

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Registration Fee	$15
Auditor Fees and Expenses	$9,500
Legal Fees and Expenses	$1,200
TOTAL	$10,715

All amounts are estimates, other than the SEC’s registration fee.

 Item 14. Indemnification of Directors and Officers.

Bylaws of Mag Magna allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Wyoming Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Mag Magna Corp, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Item 15. Recent sales of unregistered securities

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address Date Shares Consideration

Name	Date	Shares	Consideration
Oleg Bilinski	November 26, 2021	4,500,000	$4,500

 We issued the foregoing shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

Item 16. Exhibits

 See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

  To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3.                That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Exhibit Index

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
3.1***	Articles of Incorporation

3.2***	Bylaws

5.1***	Opinion of Attorney

23.1	Consent of Auditing Firm

10.3	Software Purchase Agreement as of April 17, 2023
10.1***	Loan Agreement as of December 2, 2021

10.2 **	Patent License and Assignment Agreement
99.1***	Subscription Agreement
99.2**	Registration certificate MAGA
99.3**	Registration certificate CHASIS
99.4**	Appendix to Registration certificate of MAGA
99.5**	Appendix to Registration certificate of CHASIS
99.6*	Appendix to Registration certificate of MAGA Amendment
99.7*	Appendix to Registration certificate of MAGA Amendment
99.8*	Research protocol for the use of CHASIS and MAGA

**** - The documents were previously filed on November 25, 2022.

*** - The documents were previously filed on January 30, 2023.

** -  The documents were previously filed on February 21, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 14, 2023.

Mag Magna Corp

By:	/s/ Oleg Bilinski
Oleg Bilinski
Director, President, Chief Executive Officer, Treasurer, and Secretary (Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Oleg Bilinski
Oleg Bilinski
Director, President, Chief Executive Officer, Treasurer, and Secretary (Principal Executive, Financial and Accounting Officer)